Exhibit 99.1

Health In Tech Announces Fourth Quarter and Full Year 2025 Financial Results

●	Full year 2025 Revenues of $33.3 million, up 71% YoY

●	Full year 2025 Adjusted EBITDA of $4.1 million, up 81% YoY

Stuart, FL., March 25, 2026 /PRNewswire/ — Health In Tech, Inc. (Nasdaq: HIT) (“Health In Tech” or “Company”), an AI-enabled InsurTech platform company, today announced its financial results for the fourth quarter and full year ended December 31, 2025.

Financial Highlights for the Full Year 2025 and Fourth Quarter of 2025:

●	Revenues. Full year 2025 revenues were $33.3 million, up 71% year over year (“YoY”). Q4 revenues were $7.5 million, up 53% YoY.

●	Adjusted EBITDA. Full year 2025 Adjusted EBITDA was $4.1 million, up 81% YoY, Q4 Adjusted EBITDA of $0.3 million compared to prior year Q4 Adjusted EBITDA of $0.5 million.

●	Net Income. Full year 2025 net income was $1.3 million, up 91% YoY, Q4 net loss of $0.3 million compared to prior year Q4 net loss of $0.1 million.

●	Billed Enrolled Employees. The number of billed enrolled employees (EEs) was 22,515 as of December 31, 2025, up 23% YoY.

●	Distribution. The number of Brokers, Third-party Administrator ("TPAs") and Agencies expanded to 858 partners as of December 31, 2025, up 34% YoY.

●	Cash. Cash balance was $7.7 million as of December 31, 2025.

Revenue Outlook

Health In Tech expects full-year 2026 revenue to be in the range of $45 million to $50 million, representing year-over-year growth of approximately 35% to 50%. This outlook is based on management’s current expectations and assumptions, including continued strong demand for the Company’s AI-enabled underwriting marketplace across the self-funded health insurance segment and successful deployment of new features. Actual results may differ materially due to risks and uncertainties described in Health In Tech’s filings with the SEC.

The Company expects continued growth driven by expanding engagement across its distribution network and the full deployment of new features launched in January 2026. Unlike the traditional insurance industry, where new product and service implementations typically require one to two years, Health In Tech’s AI-driven platform enables new capabilities to be developed and deployed within approximately one to two quarters. This accelerated development cycle provides a meaningful competitive advantage, allowing the Company to respond quickly to broker and client demand, continuously enhance its marketplace offerings, and scale its technology platform more efficiently than traditional market participants.

CEO Commentary

Tim Johnson, Chief Executive Officer of Health In Tech, commented, “2025 was a defining year of disciplined execution and measurable platform scale for Health In Tech. We strengthened our AI-enabled underwriting marketplace, expanded carrier, broker, and TPA integrations, and further automated core insurance workflows to drive efficiency and margin scalability. We extended underwriting capabilities into larger employer segments and continued enhancing our technology architecture to support enterprise-level throughput across the approximately $300 billion U.S. claims administration market. Most importantly, we translated operational progress into financial performance, delivering 71% year-over-year revenue growth.”

Mr. Johnson continued, “As we enter 2026, our focus is on advancing a fully integrated marketplace model that expands beyond underwriting to include additional services such as claims administration and administrative cost-containment solutions. Building on years of assembling specialized healthcare vendors and service providers essential to self-funded plans, we enhanced our platform in January 2026 to offer more than 100 pre-configured, customized stop-loss programs tailored at the broker-agency level. This structured program architecture enables agencies to align standardized offerings with target employer segments, empowering brokers to deliver execution-ready solutions with greater speed, consistency, and operational efficiency. The result is shorter sales cycles, improved conversion visibility, and scalable distribution leverage, while maintaining the flexibility to customize for employer-specific needs.

“In the first half of 2026, we expect to complete market testing of our Three-Year Rate stabilization program, designed to provide cost stability and predictability for eligible employer groups. We also plan to initiate beta testing of a new data-driven solution that integrates physiological data and claims data to generate actionable value insights. Together, these initiatives reflect our strategy of layering incremental, high-value services onto an already commercialized and scalable platform to drive durable growth and increasing operating leverage.”

Key Developments in Q1 2026

●	Engaged Amazon Web Services (AWS) Advanced Tier Services Partner Ciklum to accelerate development of Health In Tech’s AI-Driven InsurTech platform.

●	Appointed former SAP and IBM executive Sri Rajagopalan as Chief Technology Officer to advance AI-driven Enterprise-Grade platform growth.

●	Appointed five-time founder Zain Hasan as Chief Growth Officer to accelerate revenue growth and scale distribution.

●	Introduced 100+ pre-configured stop-loss self-funded healthcare plans for employers, streamlining the renewal process and reducing cycle times.

●	Hosted the inaugural independent hitDavos InsurTech Summit during World Economic Forum Week 2026, driving brand visibility and global leadership engagement across the government, technology, healthcare, and finance sectors.

Conference Call Details

Health In Tech will host a conference call to discuss the financial results for the fourth quarter and full year of 2025 on March 25, 2026, at 5:00 p.m. (ET). To participate in our live conference call and webcast, please dial 1-888-346-8982 or 1-412-902-4272 (for international participants).

A live audio webcast will be available via the Investor Relations page of Health In Tech’s website at https://healthintech.com/. A replay of the webcast will be available for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Non-GAAP Financial Information

This release presents Adjusted EBITDA, a non-GAAP financial metric, which is provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses Adjusted EBITDA to provide investors with additional insight into operational performance and to facilitate comparison with other companies in the industry. Adjusted EBITDA should not be considered an alternative to net income, operating income, or other GAAP measures. A reconciliation of historical non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Use of Forward-Looking Statements

Certain statements in this press release are forward-looking statements for purposes of the safe harbor provisions under the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may include estimates or expectations about Health In Tech's possible or assumed operational results, financial condition, business strategies and plans, market opportunities, competitive position, industry environment, and potential growth opportunities. In some cases, forward-looking statements can be identified by terms such as "may," "will," "should," "design," "target," "aim," "hope," "expect," "could," "intend," "plan," "anticipate," "estimate," "believe," "continue," "predict," "project," "potential," "goal," or other words that convey the uncertainty of future events or outcomes. These statements relate to future events or to Health In Tech's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause Health In Tech's actual results, levels of activity, performance, or achievements to be different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Health In Tech's control and which could, and likely will, affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Health In Tech's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to Health In Tech's operations, results of operations, growth strategy and liquidity.

About Health In Tech

Health In Tech, Inc. (Nasdaq: "HIT") is an AI-enabled InsurTech platform company, which offers a marketplace that improves processes in the health insurance industry through vertical integration, process simplification, and automation. By removing friction and complexities, we streamline the underwriting, sales and service process for insurance companies, licensed brokers, Managing General Underwriter (MGUs) and third-party administrators (“TPAs”). Health In Tech’s platform serves as a marketplace for brokers, TPAs, MGUs and carriers to access self-funded health insurance for employers, providing functions including customized self-funded health plans, bindable stop-loss quotes, AI-enabled underwriting, claims administration and reporting integration. Learn more at healthintech.com.

Health In Tech, Inc.

Consolidated Statements of Operations

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2025	2024	2025	2024
Revenues
Revenues from underwriting modeling (ICE)	$1,032,381	$1,697,080	$6,864,545	$6,649,271
Revenues from fees	6,476,204	3,207,484	26,462,966	12,841,635
SMR	6,476,204	2,470,284	26,462,966	9,849,300
HI Card	-	737,200	-	2,992,335
Total revenues	7,508,585	4,904,564	33,327,511	19,490,906
Cost of revenues	3,379,942	1,107,173	12,389,783	4,051,439
Gross profit	4,128,643	3,797,391	20,937,728	15,439,467
Operating expenses
Sales and marketing expenses	906,206	632,060	4,185,766	3,158,257
General and administrative expenses	3,180,137	2,848,014	13,654,262	8,477,407
Research and development expenses	213,113	633,653	1,569,262	2,813,899
Total operating expenses	4,299,456	4,113,727	19,409,290	14,449,563
Other income (expense):
Interest income	104,659	28,774	409,922	122,885
Interest expenses	-	-	-	(495,000)
Other income	-	114,055	118,399	271,211
Other expense	(377,587)	62,759	(382,587)	-
Total other income (expense), net	(272,928)	205,588	145,734	(100,904)
Income (loss) before income tax expense	$(443,741)	$(110,748)	$1,674,172	$889,000
Provision for income taxes	141,184	(33,404)	(395,330)	(218,523)
Net income (loss)	$(302,557)	$(144,152)	$1,278,842	$670,477
Net income per share
Basic	$(0.01)	$(0.00)	$0.02	$0.01
Diluted	$(0.01)	$(0.00)	$0.02	$0.01
Weighted average common stocks outstanding
Basic	56,908,999	52,047,723	55,843,821	51,839,329
Diluted	58,635,562	54,662,931	57,742,798	53,662,677

Health In Tech, Inc.

Consolidated Balance Sheets

	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$7,669,754	$7,849,248
Accounts receivable, net	756,288	1,647,103
Loans receivable, net	815,995	-
Other receivables, net	3,467,814	500,252
Deferred offering costs	170,977	-
Prepaid expenses and other current assets	3,280,148	787,161
Total current assets	16,160,976	10,783,764
Non-current assets
Software	6,530,894	3,962,461
Loans receivable, net	-	815,995
Operating lease - right of use assets	139,940	206,269
Long-term prepaid expenses	258,151	-
Total non-current assets	6,928,985	4,984,725
Total assets	$23,089,961	$15,768,489
Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	$4,188,811	$1,858,840
Income taxes payable	-	205,253
Operating lease liabilities - current	76,195	66,881
Other current liability	891,598	-
Total current liabilities	5,156,604	2,130,974
Non-current liabilities
Deferred tax liabilities	757,675	328,676
Operating lease liabilities - non-current	63,617	139,811
Total non-current liabilities	821,292	468,487
Total liabilities	5,977,896	2,599,461
Stockholders' equity
Common stock, $0.001 par value; Class A Common stock 150,000,000 shares authorized 46,006,000 and 42,914,870 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	46,006	42,915
Common stock, $0.001 par value; Class B Common stock 50,000,000 shares authorized, 11,700,000 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	11,700	11,700
Additional paid-in capital	11,834,121	9,173,017
Retained earnings	5,220,238	3,941,396
Total stockholders' equity	17,112,065	13,169,028
Total liabilities and stockholders' equity	$23,089,961	$15,768,489

Health In Tech, Inc.

Consolidated Statements of Cash Flows

	Fiscal Year Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,278,842	$670,477
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Bad debt expense (recovery)	(16,234)	1,878
Amortization expense	900,577	541,141
Provision for refund liability	3,891,598	-
Provision for credit losses on other receivables	377,587	-
Deferred tax expenses (benefits)	428,999	(93,304)
Amortization of debt discount	-	495,000
Interest income	(64,000)	(63,996)
Stock-based compensation expense	1,570,419	468,489
Changes in operating assets and liabilities:
Accounts receivable	907,049	586,685
Other receivables	(3,345,149)	1,180,848
Prepaid expenses and other assets	(1,948,184)	(514,242)
Operating lease right of use assets and liabilities, net	(551)	1,889
Accounts payable and accrued expenses	2,358,113	(851,963)
Income taxes payable	(205,253)	(246,693)
Other current liabilities	(3,000,000)	-
Net cash provided by operating activities	3,133,813	2,176,209
CASH FLOWS FROM INVESTING ACTIVITIES:
Development of software	(3,189,921)	(900,755)
Interest received from loans receivable	64,000	64,000
Net cash used in investing activities	(3,125,921)	(836,755)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock in connection with initial public offering, net of underwriting discounts and commissions	-	8,214,000
Proceeds from stock option exercises	23,430	-
Payments of deferred offering costs	(210,816)	(1,975,556)
Repayments of notes payable	-	(2,145,000)
Net cash provided by (used in) financing activities	(187,386)	4,093,444
Increase (decrease) in cash and cash equivalents	(179,494)	5,432,898
Cash and cash equivalents, beginning of year	7,849,248	2,416,350
Cash and cash equivalents, end of year	7,669,754	7,849,248
Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$830,726	$558,521
Summary of noncash investing and financing activities:
Accrued deferred offering costs included in accounts payable and accrued expenses	$-	$39,839
Accrued development of software included in accounts payable and accrued expenses	$38,363	$50,000
Reclassification of deferred offering costs to additional paid-in capital upon initial public offering	$-	$2,277,164
Stock-based compensation capitalized for software development	$290,726	$-

Health In Tech, Inc.

Reconciliation of GAAP (Net Income) to Non-GAAP Financial Measure (Adjusted EBITDA)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2025	2024	2025	2024
Net income	(302,557)	(144,152)	1,278,842	670,477
Interest (income) expenses	(104,659)	(28,774)	(409,922)	372,115
Amortization expense	410,630	135,983	900,577	541,141
Income tax expense	(141,184)	33,404	395,330	218,523
Stock-based compensation expense	76,733	468,489	1,570,419	468,489
Provision for credit losses on other receivables	377,587	-	377,587	-
Total net adjustments	619,107	609,102	2,833,991	1,600,268

Adjusted EBITDA	316,550	464,950	4,112,833	2,270,745

Investor Contact:

Health In Tech Investor Relations

ir@healthintech.com

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kahl@theequitygroup.com

Devin Sullivan, Managing Director

dsullivan@theequitygroup.com